Exhibit 5.1

[COVINGTON & BURLING LETTERHEAD]

October 29, 2004

Telular Corporation
647 North Lakeview Parkway
Vernon Hills, Illinois  60061

          Re: Telular Corporation: Form S-8 Registration Statement

Gentlemen:

          This opinion is being furnished to you in connection with a Registration Statement on Form S-8 (the “Registration Statement”) filed on the date hereof by Telular Corporation, a Delaware corporation (the “Registrant”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, for the registration of 600,000 shares of common stock, par value $.01 per share, of the Registrant (the “Common Stock”). The shares of Common Stock being registered are reserved for issuance under the Telular Corporation Sixth Amended and Restated Stock Incentive Plan (the “Plan”).

          For purposes of this opinion, we have examined signed copies of the Registration Statement and the exhibits thereto. We also have examined and relied upon a copy of the Registrant’s Certificate of Incorporation, certified by the Secretary of State of the State of Delaware, and copies of the Registrant’s Bylaws and certain resolutions adopted by the Board of Directors and the stockholders of the Registrant, certified by the Secretary of the Registrant. We also have examined such other documents and made such other investigations as we have deemed necessary to form a basis for the opinion hereinafter expressed.

          In examining the foregoing documents, we have assumed the authenticity of documents submitted to us as originals, the genuineness of all signatures, the conformity to original documents of documents submitted to us as copies, and the accuracy of the representations and statements included therein.

          Based on the foregoing, we are of the opinion that the shares of Common Stock being registered by the Registration Statement have been duly and validly authorized and, when issued and sold by the Registrant in accordance with the terms of the Plan and the terms of any awards granted under the Plan, will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement.

Very truly yours,

/s/ COVINGTON & BURLING

COVINGTON & BURLING